SCHEDULE 13D
CUSIP No. 502003 10 6			Page 1 of 2 Pages

Exhibit 4

Amended and Restated Joint Filing Agreement

                Whereas, Robert E. Robotti, Robotti & Company, Incorporated, Robotti & Company, LLC, Robotti & Company Advisors, LLC, Kenneth R. Wasiak, Ravenswood Management Company, LLC, The Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P. (together, "Robotti Parties"), on the one hand, and Spruce House Capital LLC, Spruce House Partners LP, Benjamin F. Stein and Zach Sternberg (together, "Spruce House Parties," and with the Robotti Parties, the "Parties"), on the other hand, have determined to work together relating solely to the purchasing, holding, selling and voting of Units of Beneficial Interest ("Units") of LL&E Royalty Trust ("Trust").

Now therefore, the Parties hereby agree as set forth below:

1.

The undersigned parties hereby agree to the joint filing of the amendment to Statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Units of the Trust with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

2.

The undersigned acknowledge that each shall be responsible for the timely filing of this amendment to the Statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

3.

Each Party agrees to make its own filings of Forms 3, 4 and 5, to the extent necessary, and no Party shall be responsible for the filing, or the completeness and accuracy, of a Form 3, 4 or 5 of any other Party.

4.

The Robotti Parties will share with the Spruce House Parties any information in their possession relating to the Units and the Trust and the Spruce House Parties will share with the Robotti Parties any information in their possession relating to the Units and the Trust, in each case to the extent not limited by law or third party agreement.

	5.		The Robotti Parties and the Spruce House Parties agree that they will jointly agree on decisions relating to the purchasing, holding, selling and voting of Units.
6.

Nothing contained in this agreement shall be deemed to create a joint venture between the parties or any agency, partnership or other relationship, nor shall any Robotti Party or any Spruce House Party be deemed to have beneficial ownership of any security beneficially owned by the other by reason of this agreement.

	7.		This agreement may be terminated as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

Date:	September 2, 2009

Robotti & Company, Incorporated

	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti

	Robert E. Robotti		Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company, LLC		Robotti & Company Advisors, LLC

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti

	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: President and Treasurer		Title: President and Treasurer

SCHEDULE 13D
CUSIP No. 502003 10 6			Page 2 of 2 Pages

Exhibit 4: Amended and Restated Filing Agreement (continued)

Ravenswood Management Company, L.L.C.

By:	/s/ Robert E. Robotti		/s/ Kenneth R. Wasiak

	Name: Robert E. Robotti		Kenneth R. Wasiak
Title: Managing Member

Ravenswood Investments III, L.P.			Ravenswood Investment Company, L.P.

By:	Ravenswood Management Company, L.L.C.	By:	Ravenswood Management Company, L.L.C.
	Its General Partner		Its General Partner

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti

	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: Managing Member		Title: Managing Member

Spruce House Capital LLC			/s/ Benjamin Stein

Benjamin Stein
By:	/s/ Benjamin Stein

	Name: Benjamin Stein		/s/ Zachary Sternberg

	Title: Managing Member		Zachary Sternberg

Spruce House Partners LP

By:	Spruce House Capital LLC
Its General Partner

By:	/s/ Benjamin Stein

Name: Benjamin Stein
Title: Managing Member